UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2003

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

1208 - 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3, Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.662.7900

Item 9. Regulation FD Fair Disclosure.

On October 1, 2003, our Board of Directors' appointed Mr. Milton Cox, as a director and our new president. Mr. Cox's appointment followed the resignation of our former president, Mr. Michael Twyman, who remains as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Andrew Stewart
Andrew Stewart, Director

Date: October 1, 2003